Exhibit 10.65

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), is made as of January 1, 2002, by and among Daniel H. Levy (the "Executive"), Donnkenny Apparel, Inc., a Delaware corporation (the "Company"), and Donnkenny, Inc., a Delaware corporation which is the parent corporation of the Company ("Donnkenny").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Executive, the Company and Donnkenny entered into that certain Employment Agreement dated as of January 1, 2000, pursuant to which Executive was employed as Chairman of the Board and Chief Executive Officer of the Company and each of its subsidiaries as well as in the capacity of Chief Executive Officer of Donnkenny (the "Employment Agreement") for a term which commenced January 1, 2000 and which expires December 31, 2002; and
         WHEREAS, pursuant to the First Amendment to Employment Agreement dated May 17, 2000 the Employment Agreement was amended in certain respects; and
         WHEREAS, the parties to the Employment Agreement deem it to be in their mutual best interests to amend and restate the Employment Agreement in certain respects in recognition of the desire of the parties to extend the term thereof and to otherwise solidify their respective relationships on a long-term basis.
         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective immediately the Employment Agreement is hereby amended and restated as follows:

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         1.       Employment.
                  a. Position. On the terms and subject to the conditions set forth herein, the Company hereby employs the Executive as its Chairman of the Board and Chief Executive Officer throughout the Employment Term (as defined below). In addition, the Company shall continue to cause each of its subsidiaries to designate Executive to the offices of Chairman of the Board and Chief Executive Officer throughout the Employment Term. Donnkenny hereby designates Executive as its Chief Executive Officer throughout the Employment Term and agrees that during the Employment Term, it shall (i) nominate the Executive for election to its Board of Directors at each annual meeting of shareholders and use its best efforts to cause the Executive to be duly elected to the Board at each such meeting, and (ii) elect the Executive to the position of Chairman of the Board.

                  b. Duties and Responsibilities. The Executive shall have such duties and responsibilities consistent with his position as the Board determines and shall perform such duties and carry out such responsibilities to the best of his ability for the purpose of advancing the business of the Company and its subsidiaries and Donnkenny. Subject to the provisions of Section 1.c. below, and excluding any periods of vacation and sick leave to which Executive is entitled, during the Employment Term the Executive shall devote his full business time, skill and attention to the business of the Company and its subsidiaries and Donnkenny, and, except as specifically approved by the Board, shall not engage in any other business activity or have any other business affiliation. During the Employment Term, Executive shall report directly to the Board and all other executive officers of Donnkenny, the Company or any of its subsidiaries shall report to the Executive. The Executive shall not be required to perform the principal duties of his employment outside of the New York, New York metropolitan area without the prior written consent of the Executive, which may be delayed or withheld by Executive in his sole discretion.

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                  c. Other Activities. Notwithstanding anything else to the
         contrary set forth herein, Executive shall have the right to manage his personal investments and, as part of the Executive's business efforts and duties on behalf of Donnkenny, the Company or any of its subsidiaries, Executive may participate fully in social, charitable and civic activities and may serve on the boards of directors of other companies provided that such activities do not unreasonably and materially interfere with the performance of and do not involve a conflict of interest with his duties or responsibilities hereunder and provided that the serving on boards of directors of other companies shall require the prior approval of the Board of Directors of Donnkenny. Donnkenny and the Company each acknowledge that Executive serves as of the date hereof as a director of Whitehall Jewelers, Inc., which service is hereby approved.

         2. Employment Term. Subject to the termination provisions of Section 5 hereof, the "Employment Term" hereunder shall be an ongoing and continuous period of three (3) years, commencing on January 1, 2002, with the result that each day subsequent to January 1, 2002 shall, without further action or notice of any kind by any party hereto, be deemed to automatically extend the term hereof by one day so that, at all times hereafter, the remaining term hereof shall be deemed to be three (3) years.

         3. Compensation. During the Employment Term, the Company will pay and/or otherwise provide the Executive with compensation and related benefits as follows:

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                  a. Base Salary. During the year of the Employment Term ending
         December 31, 2002, the Company agrees to pay the Executive, for services rendered hereunder, a base salary at the annual rate of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Base Salary"). Commencing January 1, 2003 and on each January 1 thereafter during the Employment Term, the base salary which was in effect on the immediately preceding December 31 shall be increased by the greater of (i) the percentage increase in the Cost of Living Index (as hereafter defined); or (ii) such higher rate as the Compensation Committee of the Board (the "Compensation Committee") may designate in its sole and absolute discretion (the adjusted base salary shall be deemed the effective "Base Salary" hereunder). The Base Salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under applicable provisions of law. The Base Salary for any partial year shall be prorated based upon the number of days elapsed in such year. For purposes hereof, the Cost of Living Index shall mean the December 2001 Revised Consumer Price Index ("CPI") for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, for New York City Metropolitan Area Average, All Items. If the manner in which the CPI is calculated shall be substantially revised, Executive and the Company shall select a means to adjust such revised Index which would produce results equivalent, as practicable, to those which would have been obtained if the CPI has not been so revised. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Executive and the Company shall select a comparable substitute index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or, of no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that a CPI is not available to make an adjustment for the period in question, the adjustment shall be based on the percentage increase in the CPI for the twelve (12) month period beginning with the closest month preceding the period in question for which a CPI is available.

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                  b.  Bonus.   During  the  Employment  Term,   Executive  shall
         participate in any bonus plan that includes senior executives of the Company on the terms generally set forth in such plan from time to time, or in any plan substituted therefor or in addition thereto.
                  c. Stock Options and Restricted Stock. Prior to the date hereof, the Compensation Committee of Donnkenny granted to the Executive options to purchase 37,500 shares of Donnkenny Common Stock pursuant to the Donnkenny's Inc. 1992 Stock Option Plan (the "Stock Option Plan"), with the purchase price upon exercise of such options equal to $2.75 per share i.e. the closing price of the Common Stock on the date of such grant, all of which options are vested. (Said
         Donnkenny options and exercise price reflect the four for one reverse stock split effective April 20, 2001).
                  In the event the Compensation Committee of Donnkenny shall grant to the Executive any additional awards of restricted shares of the Common Stock of Donnkenny, or additional options to purchase shares of Donnkenny Common Stock, then with respect to the options, such options shall remain exercisable during the remainder of their respective terms notwithstanding any termination of the Executive's employment except as otherwise provided in the grant agreements respecting such options; provided, however, that, anything herein or in the grant agreements to the contrary notwithstanding, the vesting of such shares of restricted stock and such options shall be accelerated in the event of a Change in Control (as defined herein), a termination of Executive's employment by the Company without Cause (as defined below), a termination of Executive's employment for Good Reason (as defined below), or a termination of Executive's employment as a result of the death or disability of Executive. With respect to the options, such options shall be incentive stock options to fullest extent permitted by applicable law and the Stock Option Plan.

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                  In the event there shall be a Change in Control, all shares of common stock of Donnkenny previously or subsequently issued to Executive as restricted shares or pursuant to stock options upon the vesting thereof from time to time shall be promptly and duly registered and fully and freely tradeable by Executive without restriction at the sole cost and expense of the Company. In the event Executive shall require a resale prospectus in connection with any intended sale of shares, Donnkenny and the Company shall promptly furnish such resale prospectus to Executive at the Company's expense.
                  d. Automobile Allowance. During the Employment Term the
         Company shall provide to Executive an automobile which is reasonably acceptable to him and which is consistent with his position with the Company, and a driver. In addition, the Company shall be responsible for the payment of (i) all of Executive's automobile expenses including, without limitation, gasoline, tolls, insurance, parking, maintenance, repairs and similar expenses, and (ii) the federal, state and local income taxes for which Executive is liable on account of the payments or other benefits referred to in this Section 3d above, together with an amount sufficient to satisfy any additional federal, state or local income taxes for which Executive is liable on account of the amounts received pursuant to this Section 3d, all of which shall be payable within fifteen (15) days after demand therefor by Executive.

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                  e. Reimbursement of Expenses and Administrative Support. The
         Company shall pay or reimburse the Executive, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement. The Company further agrees to furnish the Executive with office space and administrative support, and any other assistance and accommodations as shall be consistent with past practices in the performance of his duties under this Agreement.
                  f. Vacation. Executive shall be entitled to four (4) weeks paid vacation in each calendar year. Any vacation for the current year to which Executive is entitled and which has not been fully taken by Executive at the time his employment with the Company shall terminate for any reason, shall be fully paid to Executive within thirty (30) days after the effective date of Executive's termination of employment.
                  g. Financial Planning and Tax Preparation Services. Each year during the Employment Term, the Company shall pay or reimburse Executive for financial planning services and tax preparation services provided to Executive in an amount not to exceed Ten Thousand Dollars ($10,000.00), which amount shall be payable upon submission of appropriate documentation.

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                  h. Deductions.  All payments  made under this  Agreement
         shall be subject to such deductions at the source as from time to time may be required to be made pursuant to any law, rule, regulation or order.
                  i. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company or Donnkenny shall be deemed to have occurred upon any of the following events:

                           (A) A person or entity or group of persons or
                  entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities of the Company or Donnkenny representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock of Donnkenny or the Company; or
                           (B) The majority of the Board, or the majority of the
                  board of directors of Donnkenny, is no longer comprised of the incumbent directors who constitute such board on the date of this Agreement and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination or subsequently elected directors elected by directors elected by incumbent directors; provided however, that in determining whether a director has been so elected by the incumbent directors or their successors, a person who has been so elected by reason of having made an investment in the Company or Donnkenny or by reason of a transaction agreement with Donnkenny or the Company, or otherwise in connection with any Change in Control transaction with Donnkenny or the Company, shall not be deemed to have been elected by incumbent directors or their successors; or

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                           (C) The Board shall approve a sale of all or
                  substantially all of the assets of the Company, or the board of directors of Donnkenny shall approve a sale of all or substantially all of the assets of Donnkenny; or
                           (D) The Board, or the board of directors of
                  Donnkenny, shall approve any merger, consolidation, or like business combination or reorganization of the Company, or of Donnkenny, the consummation of which would result in the occurrence of any event described in clause (A) or (B) above, and such transaction shall have been consummated.

         4. Participation in Benefit Plans. The Executive shall be entitled to participate, during the term of this Agreement, in the Company's and Donnkenny's benefit programs, including but not limited to qualified or non-qualified pension plans, other qualified or nonqualified retirement plans, supplemental pension plans, group hospitalization, health, dental care, death benefit, post-retirement welfare plans, or other present or future group employee benefit plans or programs of the Company or Donnkenny for which key executives are or shall become eligible (collectively, the "Benefit Plans"), on the same terms as other key executives of the Company or Donnkenny, as the case may be. If participation in any of such Benefit Plans is subject to or based on length of service, the Executive, upon execution of this Agreement, shall be credited with the greater of (i) ten (10) years of service, or (ii) whatever number of years or period of service shall be required in order for

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Executive to immediately commence participation therein at any time hereafter. In addition to and without limiting the generality of the foregoing, (i) the Company may obtain and maintain a "key man" life insurance policy under which the Company is the named beneficiary in the amount of $2,500,000, and (ii) the Executive may obtain and maintain, at the sole expense of the Company, life insurance policy with a death benefit of not more than $2,500,000, which policy shall be owned by the Executive or his designee and payable to Executive's designated beneficiary, and/or may be a joint life insurance policy providing for payment upon the last to die of Executive and Executive's spouse, in each case from a nationally-recognized insurance carrier reasonably acceptable to the Executive, and (iii) the Company shall use its reasonable best efforts to provide, in addition to any such insurance regularly provided to the Company's executives and/or employees, long-term disability insurance which will pay to Executive at least sixty percent (60%) of Executive's then current Base Salary until the Executive reaches age 65. Upon termination of the employment of the Executive with the Company for any reason, the Executive shall be entitled to purchase from the Company any life insurance policy then owned by the Company on the life of the Executive and the aforementioned disability insurance policy (if permitted under the terms of such policy) for a purchase price equal to the cash surrender value of each policy, if any (net of any loans or other reductions in value chargeable upon such surrender). The Company may not borrow against any life insurance policy owned by the Company on the life of the Executive, or pledge or otherwise encumber said policy or the death benefit payable thereunder without the prior written consent of Executive, which consent may be delayed or withheld in the Executive's sole discretion. The Company shall be responsible for the federal, state and local income taxes for which Executive is liable on account of the payment by the Company of the premiums for the maintenance of the

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benefits referred to in this Section 4 above, together with an amount sufficient to satisfy any additional federal, state or local income taxes for which Executive is liable on account of the tax reimbursement amounts received pursuant to this Section 4, all of which shall be payable within fifteen (15) days after demand therefor by Executive.

         5. Termination of Employment.
         a. By the Company For Cause. The Company may terminate the Executive's employment under this Agreement at any time for Cause (as defined below) by delivery of written notice of termination to the Executive (which notice shall specify in reasonable detail the basis upon which such termination is made and the specific provision(s) of the Agreement upon which it relies, and further stating the date, time and place of the special meeting of the Board or the Board of Directors of Donnkenny at which the issue of Cause shall be addressed) at least ten days prior to the termination date set forth in such notice. No such termination shall become effective until the Executive, after receipt of such notice, shall have been offered the opportunity to attend a meeting of the Board of Directors of the Company (or the Board of Directors of Donnkenny, whichever is applicable) at which a quorum is present (with the Executive's counsel present and participating, if desired by the Executive) regarding such termination notice and the allegations set forth therein and, based upon such meeting, such Board of Directors shall have elected to proceed with such termination. Except as provided for in Section 22 below, in the event the Executive's employment is terminated for Cause, all provisions of this Agreement and the Employment Term shall be terminated; provided, however, that such termination shall not divest the Executive of any previously vested benefit or right. In addition, the Executive shall be entitled only to payment of his earned and unpaid Base Salary to the date of termination, earned and unpaid bonus for the prior fiscal year,

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additional salary payments in lieu of the Executive's accrued and unused vacation, unreimbursed business and entertainment expenses in accordance with the Company's policy, and unreimbursed medical, dental and other employee benefit expenses incurred (including any tax gross-up payments required hereunder), and other vested and accrued benefits payable in accordance with the Company's or Donnkenny's employee benefit plans (hereinafter referred to as the "Standard Termination Payments"). For purposes of this Agreement, "Cause" means
(1) the conviction of the Executive for the commission of (A) any felony, or (B) a misdemeanor involving moral turpitude, or (2) willful misconduct or neglect of duties by the Executive that results in material and demonstrable damage to the business or reputation of the Company or (3) Executive's repeated failure to follow a written company policy previously delivered to Executive, or (4) Executive's alcohol or drug abuse. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the Board of Directors of Donnkenny, or the written advice of counsel for the Company or Donnkenny, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  b. Upon Death or Disability. If the Executive dies, all provisions of this Agreement (other than rights or benefits arising as a result of such death) and the Employment Term shall be automatically terminated; provided, however, that the Standard Termination Payments and pro rata Bonus for the fiscal year during which such death occurs shall be paid to the Executive's surviving spouse or, if none, his estate, and the death benefits

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         under the Company's and  Donnkenny's  employee  benefit plans shall be paid to the Executive's beneficiary or beneficiaries as properly designated in writing by the Executive. If the Executive is unable to perform his responsibilities under this Agreement by reason of physical or mental disability or incapacity and such disability or incapacity shall have continued for six consecutive months or any period aggregating six months within any 12 consecutive months (a "Disability'), the Company may terminate this Agreement and the Employment Term at any time thereafter. In such event, the Executive shall be entitled to receive his normal compensation hereunder during said six (6) month period, and shall thereafter be entitled to receive the Standard Termination Payments and the pro rata Bonus for the fiscal year during which such disability occurs. Pro rata Bonus, in the event of the Executive's death or disability, shall be an amount equal to the Bonus at the amount payable upon fully achieving the figure targeted in the annual business plan or other documents relating to the Bonus approved by the Board, the Compensation Committee or any other duly authorized designee of the Board for such year (the "Target Amount") (regardless of the Company's actual performance) for the fiscal year during which such death or disability occurs, prorated by a fraction, the numerator of which is the number of days of employment elapsed during the fiscal year prior to termination of employment and the denominator of which is 365. A
         termination  of  the   Executive's   employment  by  the  Company  for
         Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

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                  The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided to Executive and to such spouse and dependents including, without limitation, the Company's Execucare Program or any addition thereto or substitution therefor, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the Company provided medical coverage and the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual becomes eligible to receive coverage and benefits as a full time employee under any plans, programs and/or arrangements of a subsequent employer of Executive. Availability for coverage as a spouse, principal or director of a company shall not be treated as eligibility for coverage. Subject to the provisions of this Agreement, which shall control in the event of any conflicting provisions, the rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provisions of this Agreement and the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement.

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                  c. By the Company Without Cause.
                     ----------------------------
                  i. The Company may only terminate the employment of the Executive for Cause or upon the death or Disability of the Executive. If the employment of the Executive shall be terminated without Cause prior to a Change in Control and other than as a result of death or Disability of the Executive, then the Executive shall be entitled to the payments, rights and benefits set forth in Section 5.d.v. below.
                  d. By the Executive.
                     ----------------
                     i. The Executive may terminate his employment, and
                  any further obligations which Executive may have to perform services on behalf of Donnkenny or the Company and any of its subsidiaries hereunder at any time after the date hereof, (i) without Good Reason (as defined below) by sending written notice of such termination to the Company not less than sixty
                  (60) days prior to the effective date of such termination (during such sixty (60) day period, the Executive shall continue to perform the normal duties of his employment hereunder and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder); or (ii) for Good Reason pursuant to the procedure set forth in Section 5(d)iii below).
                    ii. For purposes of this Agreement, "Good Reason" shall be defined as any of the following:

                                    A. failure by the Company or Donnkenny to
                           re-elect the Executive as a director, Chairman of the Board and Chief Executive Officer, or the assignment to the Executive of any duties or responsibilities

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                           inconsistent in any respect with those customarily
                           associated with the positions to be held by the Executive pursuant to this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;
                                    B. any failure by the Company or Donnkenny
                           to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company or Donnkenny, as the case may be, promptly after receipt of notice thereof from the Executive;
                                    C. Any requirement by the Company that the
                           Executive's services be rendered primarily at a location or locations other than in New York City;
                                    D. any purported  termination of the
                           Executive's employment by the Company or Donnkenny for a reason or in a manner not expressly permitted by this Agreement;
                                    E. any failure by the Company or Donnkenny
                           to comply with Section 11 of this Agreement;
                                    F. any Change in Control of the Company or
                           Donnkenny;
                                    G. the institution of bankruptcy,
                           reorganization, arrangement, insolvency or

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                           liquidation proceedings by or against the Company or
                           Donnkenny (which proceedings, if instituted against the Company or Donnkenny, have been consented to by the Company or Donnkenny, as the case may be, or have remained undismissed for a period of sixty (60) days after the filing date thereof); or
                                    H. any other material breach of this
                           Agreement by the Company or Donnkenny that either is not taken in good faith or is not remedied by the Company or Donnkenny, as the case may be, within twenty (20) business days after receipt of notice thereof from the Executive; provided, however, that with respect to any breach of a payment obligation of the Company or Donnkenny, such breach must be remedied within five (5) business days after written notice thereof from the Executive.
                           iii. A termination of employment by the Executive for
                  Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company or Donnkenny or other event(s) that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies; such notice to be provided within 90 days of such alleged conduct or other event. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given). Upon the occurrence of a termination of employment by the Executive for Good Reason prior to the

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                  Change of Control, the Company shall pay to the Executive the
                  Standard Termination payments and the Additional Termination payments.
                           iv. If the Executive shall elect to terminate his
                  employment hereunder (other than as a result of his death or disability) without Good Reason, then the Executive shall remain vested in all vested benefits provided for hereunder or under any benefit plan of the Company in which Executive is a participant and shall be entitled to receive the Standard Termination payments, but the Company shall have no further obligation to make payments or provide benefits to the Executive.
                           v. Subject to the provisions of Section 5.d.vi.
                  below, if the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall, at the option of the Company, (i) continue to pay to the Executive an amount which is equal to the sum of (x) the aggregate Base Salary Executive would have been entitled to receive during the thirty six (36) month period following such termination (assuming, for these purposes, that Executive would have remained in the full and continuous employment of the Company during such thirty six (36) month period and that Base Salary shall not increase above the rate in effect at the date of termination); and (y) a one time payment which is equal to the maximum Bonus payable to Executive upon fully achieving the figure targeted in the annual business plan or other documents relating to the Bonus approved by the Board, the Compensation Committee or any other duly authorized designee of the Board for the year in which such termination occurs (regardless of the Company's actual performance) or, in the event no such figure shall be targeted for such year, for the most recent year with respect to which such figure was targeted (the sum of (x) and (y) are hereinafter collectively referred to as the "Additional Termination Payments") when same would otherwise be due and payable in the ordinary course of business assuming, for these purposes, that Executive remained in the full time continuous employment of the Company during such period; provided however, that the Company shall only be entitled to elect this continued payment option if, on or before the effective termination date, the Company, at its expense, has delivered to Executive a bank letter of credit in an amount equal to the aggregate payments to be received by Executive, naming Executive as beneficiary and issued by a bank approved by Executive (it being understood and agreed that a letter of credit issued by the bank which is then the principal current lender to the Company shall be deemed acceptable for purposes hereof) on terms and conditions
                  which  are  approved  by  Executive  in   Executive's   sole
                  discretion, or secured by such other collateral which is not subject to the claims of the creditors of the Company as Executive shall approve in Executive's sole discretion, the value of which shall be 100 % of the aggregate payments to be received by Executive or (ii) contemporaneously with such termination, pay the Executive a lump sum amount equal to the present value (using a discount rate of 3%) of the amount referred to in 5.d.v(i) above. In the event the payment obligations herewith shall be secured by collateral other than a bank letter of credit, and in the event the fair market value of such collateral shall fall below the then remaining balance of the amounts payable to Executive, then, within five (5) business days after written notice thereof, the Company shall deliver to Executive such additional or substituted collateral which, in the aggregate with any collateral to be continually held by Executive, has a value which shall be not less than 100% of the remaining payments to be made to Executive. In the event there shall be any default in payment of any installment of the Additional Termination Payments which is not cured within five (5) business days after written notice thereof, or in the event additional or substituted collateral shall not be timely delivered to Executive as provided for above, then the remaining unpaid balance thereof shall be immediately due and payable without further notice and, among other things, Executive shall have the unrestricted right to proceed against the letter of credit or other collateral, as the case may be.
                           In addition to the foregoing, the Company shall also
                  be obligated to pay to the Executive the Standard Termination Payments as and when they shall become due. Furthermore, the Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided to Executive and his spouse and dependents including, without limitation, the Company's Execucare Program or any addition thereto or substitution therefore, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the Company provided medical coverage and the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual becomes eligible to receive coverage and benefits as a full time employee under any plans, programs and/or arrangements of a subsequent employer of Executive. Availability for coverage as a spouse, principal or director of a company shall not be treated as eligibility for coverage. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provisions of this Agreement and the
                  plans  and  grant  agreements   governing  such  shares  and
                  options; provided, however, that in the event there shall be a conflict between the terms of this Agreement and the terms of any such plan or grant agreement, then the provisions of this Agreement shall govern and control. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. Except as is provided for in Section 5.d.vi. below, the payments and benefits provided pursuant to this
                  Section 5.d.v. are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the
                  Company   leading  to  a  termination  of  the   Executive's
                  employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefore. Executive shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company with respect to any payments made pursuant to this Section 5.d..v., and no such payment shall be subject to any cancellation, reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive including, without limitation, self employment, except such deductions at the source as from time to time may be required to be made pursuant to any law, rule regulation or order.
                           vi. Anything in this Agreement to the contrary
                  notwithstanding, if, during the Employment Term and, in connection with, upon or after the occurrence of a Change in Control, the Executive's employment is terminated by the Company or the Executive for any or no reason other than by the Company for Cause, death or Disability, the Company shall pay to the Executive, by wire transfer of immediately available funds within ten (10) days after the Termination Date, an amount equal to the sum of (x) three times the Executive's Base Salary in effect on the Date of Termination and (y) three times the Bonus which is included in the determination of the Additional Termination Payments hereunder (the "Change of Control Payment"). In addition to the foregoing, the Company shall also be obligated to pay to the Executive the Standard Termination Payments as and when they shall become due
                           Anything in this Section 5.d.vi. to the contrary
                  notwithstanding, subsequent to the consummation of the Change of Control transaction and, within seven (7) days after Executive's termination of employment with the Company, the Company shall have the right to elect to pay to the Executive (and to the Executive's surviving spouse in the event of Executive's death or, if no spouse shall then be surviving, to Executive's estate) the amount of the Change of

                  Control Payment in thirty-six (36) equal or substantially equal consecutive monthly installments, commencing on the
                  first  day  of  the   month   immediately   succeeding   the
                  Termination Date and on the first day of each month thereafter, without interest, provided that the Company has first provided to Executive, and maintains in full force and effect during the entire thirty-six (36) month period referred to above, at the Company's expense, a bank letter
                  of  credit  (with   Executive  as   beneficiary)   or  other
                  collateral security for such payment which is not subject to the claims of the Company's creditors and which is in an amount that is equal (in the case of the bank letter of credit) to the unpaid balance of the Change of Control Payment or (in the case of collateral other than the bank letter of credit) which is equal to 100% in value of the unpaid balance of the Change of Control Payment. The election provided for above shall be effective only if
                  Executive   receives   written  notice  thereof  within  the
                  aforesaid seven (7) day period. Executive, in his sole discretion which may be withheld for any reason deemed
                  appropriate   by  Executive,   must  approve  the  financial
                  institution issuing any such letter of credit (it being understood and agreed that a letter of credit issued by the bank which is then the principal current lender to the Company shall be deemed acceptable for purposes hereof) and the terms thereof, as well as the form of other security or the terms of any pledge relating thereto. In the event the payment obligations hereunder shall be secured by collateral other than a bank letter of credit, and in the event the fair market value of such collateral shall fall below the then remaining balance of the amounts payable to Executive, then, within five (5) business days after written notice thereof, the Company shall deliver to Executive such additional or substituted collateral which, in the aggregate with any collateral to be continually held by Executive, has a value which shall be not less than 100% of the remaining payments to be made to Executive. In the event there shall be any default in payment of any installment of the Change of Control Payment which is not cured within five (5) business days after written notice thereof, or in the event additional or substituted collateral shall not be timely delivered to Executive as provided for above, then the remaining unpaid balance thereof shall be immediately due and payable without further notice and, among other things, Executive shall have the unrestricted right to proceed against the letter of credit or other collateral, as the case may be. The installment payment of the Change of Control Payment shall not in any manner cause a delay or postponement of the due date for the Gross-Up Payment referred to in Section 6 below, which shall be due and payable within ten (10) days after Executive's employment shall terminate.

         The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided to Executive and his spouse and dependents including, without limitation, the Company's Execucare Program or any addition thereto or substitution therefore, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the Company provided medical coverage and the

COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual becomes eligible to receive coverage and benefits as a full time employee under any plans, programs and/or arrangements of a subsequent employer of Executive. Availability for coverage as a spouse, principal or director of a company shall not be treated as eligibility for coverage. Subject to the provisions of this Agreement, which shall control in the event of any conflicting provisions, the rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs; provided, however, that, in the event the Company shall timely elect to pay the Change of Control Payment over a period of thirty-six (36) months, as provided for above (or any other term of extended payment agreed upon by Executive and the Company), then the Company shall continue to provide Executive with the benefits to which he was entitled immediately prior to his termination of employment until the Change of Control Payment is paid to Executive in full. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in
Section 3.c. above shall be determined in accordance with the provision of this Agreement and the plans and grant agreements governing such shares and options; provided, however, that in the event there shall be a conflict between the terms of this Agreement and the terms of any such plan or grant agreement, then the provisions of this Agreement shall govern and control. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this Section 5.d.vi. are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, in each case in connection with, on or after the occurrence of a Change in Control, and shall be the sole and exclusive remedy therefor. Executive shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company with respect to any payments made pursuant to this Section 5.d.vi., and no such payment shall be subject to any cancellation, reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive including, without limitation, self employment, except such deductions at the source as from time to time may be required to be made pursuant to any law, rule regulation or order.
                  e. No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.
                  f. Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

         6. Tax Indemnification. If the compensation, benefits, payment accelerations, share option acceleration, appreciation rights or loan forgiveness received by Executive from Donnkenny or the Company hereunder, or otherwise, (the "Payments") will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any successor provision, or any comparable provision of state or local tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax will be incurred by Executive with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax being referred to herein as the "Excise Tax"), then Executive shall receive an additional cash payment (a "Gross-Up Payment") in an amount such that after the payment by Executive of all taxes, interest, penalties, and additions to tax imposed with respect to the Gross-Up Payment (including, without limitation, any income tax, employment tax payable by Executive and Excise Tax imposed upon the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payments. In calculating the Gross-Up Payment, Executive will be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation as of the year in which the Gross-Up Payment is to be made and state and local taxes at the highest marginal rate of taxation in the state or locality of the Gross-Up Payment recipient's state of residence as of the date the tax obligation is incurred, net of the maximum reduction in Federal income taxes which could be obtained from deducting the state and local taxes if paid in the year in which the tax obligation is incurred.
         7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan,, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Restricted Stock Plan, the Stock Option Plan, or any other plan, policy, practice or program of, or any contract of agreement (including this Agreement) with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be.
         8. Inventions. Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company (which, as used in this Section 8, shall be deemed to include the Company and each of its subsidiaries) or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company . The Executive shall, at the request of the Company and without any payment therefore, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.
         9. Confidential Information. The Executive shall hold in strict confidence all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies; provided, however, that Executive's obligations under this Section 9 with respect to any specific Confidential Information shall cease when that specific Confidential Information becomes public knowledge (other than as a result of the Executive's violation of this Section 9) ("Confidential Information") or when it is disclosed by any person, firm, corporation or business entity which is not bound by the terms of a confidentiality agreement with the Company which contains substantially identical provisions as the terms hereof. Except as is otherwise provided for herein, the Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or regulation or by legal process. If the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive shall provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive, at the Company's expense, shall use his best efforts to limit any such disclosure to the precise terms of such request or requirement.
         10. Non-Competition. The Executive acknowledges that the services to be rendered by him to the Company (which, as used in this Section 10 shall be deemed to include the Company and each of its subsidiaries) are of a special and unique character. In consideration of his employment hereunder, the Executive agrees, for the benefit of the Company, that he will not, during the term of this Agreement and (except in a case where the Executive's employment is terminated (x) by the

Company other than for Cause, (y) by the Executive for Good Reason, or
(z) by the Executive or the Company for any or no reason following the occurrence of a Change in Control) thereafter until the expiration of a period of twelve (12) months commencing on the date of termination of his employment with the Company (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any apparel business which is competitive with the business now, or at any time during the term of this Agreement, conducted by the Company, (b) solicit or entice to endeavor to solicit or entice away from the Company or hire any person who was or is an officer, employee or sales representative of the Company within the ninety (90) day period immediately preceding Executive's termination of employment, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer, employee or sales representative of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company, or (c) solicit or entice or endeavor to solicit or entice away from the Company any customer or prospective customer of the Company, either for his own account or for any individual, firm or corporation with respect to the business of the Company. In addition, the Executive shall not, at any time during the term of this Agreement or at any time thereafter, engage in the business which uses as its name, in whole or in part, Donnkenny, Kenny

Classics or any other trade name or trademark or corporate name used by Donnkenny, the Company or any of their subsidiaries during the Employment Term.
         11.      Indemnification.
                  a The Company and Donnkenny shall indemnify the Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Section 11a, "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Company or Donnkenny, or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company or Donnkenny, whether or not the basis of such Proceeding arises out of or in connection with the Executive's alleged action or omission in an official capacity.
                  b The Company and Donnkenny shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company or Donnkenny, as the case may be, of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. Upon a request under subsection (b), the Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.
                  c The Executive shall not be entitled to indemnification under this Section 11 unless he meets the standard of conduct specified in the Delaware General Corporation Law. Any indemnification under subsection a. (unless ordered by a court) shall be made by the Company or Donnkenny only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware Corporation Law. Such determination shall be made
         (1) by the Board or the Board of Directors of Donnkenny, as the case may be, by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
                  d Neither the Company nor Donnkenny shall settle any Proceeding or claim in any manner which would impose on the Executive any penalty or limitation without his prior written consent. Neither the Company nor Donnkenny nor the Executive will unreasonably withhold its or his consent to any proposed settlement.
                  e The indemnification in this Section 11 shall inure to the benefit of the Executive's heirs, executors and administrators.
                  f The Company and Donnkenny agree to use their respective best efforts to obtain, continue and maintain an adequate directors and officers' liability insurance policy and shall cause such policy to cover the Executive to the extent the Company or Donnkenny provides such coverage for its other executive officers. Upon request by Executive, the Company and Donnkenny shall furnish Executive with written evidence that such coverage is in full force and effect.
                  g Donnkenny and the Company agree to indemnify and hold Executive harmless from all losses, costs, fees and expenses including, without limitation, reasonable legal fees and litigation expenses, which Executive shall suffer, sustain or incur as a result of, in connection with or arising from any breach of this Agreement by Donnkenny or the Company.
         12. Attorneys' Fees. The Company agrees to pay, as incurred, all legal fees and expenses incurred by the Company and the Executive in connection with the preparation of this Agreement. The Company further agrees to pay, if and only if the Executive prevails in any contest, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest by Donnkenny, the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.
         13.      Successors; Beneficiaries.
                  h This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  i This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
                  j The Company or Donnkenny, as the case may be, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or Donnkenny expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Donnkenny or the Company would have been required to perform it if no such succession had taken place; provided, however, that no such assignment or transfer shall have the effect of releasing or relieving Donnkenny or the Company of any liability or obligation to the Executive hereunder or in any other agreement, plan or document contemplated herein. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise and "Donnkenny" shall mean both Donnkenny as defined above and any such successor that assumes and agrees to perform this Agreement by operation of law or otherwise.
                  k The Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         14. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or overnight mail service addressed as follows:

                                            If to the Executive:
                                            Mr. Daniel H. Levy
                                            c/o Donnkenny Apparel, Inc.
                                            1411 Broadway
                                            New York, New York 10018

                                            With a copy to:

                                            Piper Rudnick
                                            Suite 1800
                                            203 North LaSalle Street
                                            Chicago, Illinois 60601-1293
                                            Attn:  Stephen A. Landsman, Esq.

                                            If to Donnkenny or the Company:

                                            Donnkenny Apparel, Inc.
                                            1411 Broadway
                                            New York, New York 10018
                                            Attention:   President

or to such other address as either party furnishes to the other in writing in accordance with this Section 14. Notices and communications shall be effective when actually received by the addressee.

         15. Modification or Waiver. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Donnkenny, the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Donnkenny, the Company or the Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of a right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.
         16. Governing Law; Jurisdiction. This Agreement and all rights, remedies and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the State of New York without regard to its conflict of laws principles or rules.
         17. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.
         18. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.
         19. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

         20. Entire Agreement. This Agreement (together with all documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

         21. Arbitration. If any controversy or dispute shall arise between the parties hereto in connection with, arising from, or in respect to this Agreement, any provision hereof, or any provision of any instrument, document, agreement or other writing delivered pursuant hereto, or with respect to the validity of this Agreement or any such document, agreement or other writing, and if such controversy or dispute shall not be resolved within thirty (30) days after the same shall arise, then such dispute or controversy shall be submitted for arbitration to the New York, New York office of the American Arbitration Association in accordance with its commercial arbitration rules then in effect. Any such dispute or controversy shall be determined by one (1) arbitrator. Such arbitrator may award any relief which such arbitrator shall deem proper in the circumstances, without regard to the relief which would otherwise be available to either party hereto in a court of law or equity, including, without limitation, an award of money damages (including interest on unpaid amounts, calculated from the due date of any such amount, at a rate per annum determined by said arbitrator), specific performance and injunctive relief. The award and findings of such arbitrator shall be conclusive and binding upon the parties thereto, and judgment upon such award may be entered in any court of competent jurisdiction. Any party against whom an arbitrator's award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against such party, whether within or outside of the United States of America, with respect to any judgment entered upon the award, and such party hereby consents to the entry of

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a judgment against such party, in the full amount thereof, or other relief granted therein, in any jurisdiction in which such enforcement is sought.
         22. Survival. The respective obligations of Donnkenny and the Company and the Executive under Sections 5 (with respect to amounts owing as a result of any termination), 6, 7 (with respect to amounts owing), 8, 9, 10, 11, 12, 13, 21 or this Section 22 shall survive any termination of Executive's employment; provided, however, that the Executive's obligations under Section 11 (Non-Competition) shall terminate and shall not survive in the event (i) the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, or (ii) the Executive's employment is terminated for any or no reason following a Change in Control.
         23. Conflicting Terms. In the event any of the terms of this Agreement shall conflict with any of the terms of any benefit plan of the Company or Donnkenny in which Executive is a participant, then the terms of this Agreement shall govern and control.

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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                DONNKENNY, INC., a Delaware
                                corporation


                               By:         /s/ Lynn Siemers
                                           -------------------------------------
                               Name:        Lynn Siemers
                                           -------------------------------------
                               Title:       President and COO
                                           -------------------------------------


                                DONNKENNY APPAREL, INC., a
                                Delaware corporation


                                By:        /s/ Lynn Siemers
                                           -------------------------------------
                                Name:       Lynn Siemers
                                           -------------------------------------
                                Title:      President and COO
                                           -------------------------------------


                                EXECUTIVE
                                /s/ Daniel H. Levy
                                ------------------------------------------------
                                DANIEL H. LEVY


                                       39
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